Exhibit 99.1

Sandler O'Neill & Partners, L.P. Financial Services Conference June 8, 2005 New York City, New York UICI NYSE: UCI Licensed to sell insurance in 48 states, D.C. and Puerto Rico

Company Overview / Highlights UICI is an independent marketer of health insurance products to niche markets through proprietary distribution channels Recognized leader in core businesses Strong distribution force focused on target markets Dedicated and loyal distribution force is a strategic competitive advantage HealthMarket acquisition provides an excellent growth opportunity Conservative balance sheet and operating philosophy

Strategic Plan (2005 - 2006) Complete roll-out of CDHP individual and small group product within 18 months Utilize HealthMarket Platform and enhance medical cost transparency Enhance compliance team to work with regulators and DOI. Develop competitive provider network and medical management resources Focus on customer service excellence Initiatives Solidify leadership in the consumer-driven health plan market (CDHP) Diversify product portfolio Develop world class compliance operation Expand into new marketplaces Lower benefit cost Strategy

Self-Employed Agency Division (includes HealthMarket) 74% of Revenues UICI Business Segments FY 2004 Revenues = $2.1 Billion Student Insurance Division 15% of Revenues Star HRG Division 7% of Revenues Life Insurance Division 3% of Revenues ZON Re Division 1% of Revenues

Self Employed Agency ("SEA") / HealthMarket - Overview Target Market Underserved health insurance customers Self employed individuals Employees of small groups ( 2 - 50 employees) COBRA Distributed by two agencies with approximately 2,300 writing agents (independent contractors) Market in 43 states Product Major Medical Consumer-Driven Health Plans (individuals and small groups) Indemnity (Scheduled) Plan Catastrophic Hospital Plan PPO Plan Ancillary Products (RX, Dental, Vision, Critical Care, Disability Income)

In September 2004, the Company announced the acquisition of assets of HealthMarket, a provider of consumer driven health plans to small groups Experienced CDHP (Consumer Driven Health Plan) carrier with approximately 2,500 groups Industry-leading technology platform which empowers the consumer in the purchase of healthcare SEA Division - HealthMarket Acquisition

Expand CDHP product offerings to self employed individual market Immediate distribution to the small group market (2 - 50 employees) Enhance relations with regulators by adding new affordable major medical CDHP products to our portfolio Promote consumerism with easily accessible tool and information to aid in their healthcare decisions CDHP (Consumer Driven Health Plan) - Initiative

Affordable Empowers consumer Prior to the receipt of care, reimbursable expense levels can be known for each service or supply and which providers charge at or below those levels Knowing this information the customer can "shop" for a provider using our easy-to-use tools Customer is "armed" with information to negotiate with provider If they choose, customers can take advantage of network discounts CDHP Product Advantages

SEA Division - Financial Metrics

Student Insurance Division - Overview Target Market 2,580 universities and colleges with 9.5MM students Significant portion of insured are graduate students Potential to leverage student relationships post-graduation K-12: public and private schools in 50 states Distribution - (a) Direct to university via 14 employee sales representatives, (b) 59 brokers, (c) university consultants Product Comprehensive & scheduled (tailored to the needs of colleges and students) Injury coverage for K-12 students Short-term medical

Student Insurance Division - Financial Metrics

STAR Division - Overview Target Market Hourly wage and entry level employees of large corporations. Customers include over 25 Fortune 500 Companies Distribution via 23 employee sales representatives Marketed through brokers and direct to corporate human resources Product Limited benefit health insurance Benefits to Companies include improved recruiting / retention and lower fraudulent worker's compensation claims

STAR Division - Financial Metrics

Life Division - Overview Target Market MGA distribution (89% of sales) - Middle income - Hispanic market - Seniors Dedicated agencies distribution (11% of sales) - Self employed individuals Product Universal life Term life Whole life (final expense)

Life Division - Financial Metrics

Established in November 2003 as a specialized underwriting unit focused on accident insurance programs (UICI equity interest 82.5%, ZON Re management team 17.5%) ZON Re underwrites, administers and issues accidental death, accidental death and dismemberment (AD&D), accident medical and accident disability insurance policies, both on a primary and reinsurance basis Niche business fit for UICI Good growth potential in accident lines of business Few companies specialize in the accident insurance and reinsurance businesses Historically profitable line of business for UICI (K-12 and SEA product rider) Annualized in force premium was $32 million as of 3/31/05 (70% reinsurance and 30% direct) ZON Re Division - Overview

ZON Re Division - Financial Metrics

Financial Overview

Financial Overview